UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 27, 2007

Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 27, 2007, Advanta Corp. (the “Company” or “Advanta”) management held a conference call at 9:00 a.m. Eastern time to discuss business performance, including updated information on earnings and other financial expectations for 2007, as described below. Management stated that the Company would not be providing guidance for 2008 at this time due to the volatility and uncertainty of the economy.
The conference call was publicly announced in a press release issued by the Company on November 20, 2007. The call was broadcast for the public simultaneously over the Internet through www.advanta.com or investorcalendar.com, and replays of the call are available for the next 90 days on both of these websites.
With respect to fiscal year 2007, management addressed the impact of the current economic environment on business performance. Specifically, management addressed, among other things, the following items during the conference call:
•	Since the Company announced third quarter 2007 earnings results, delinquency buckets have been negatively impacted as a higher percentage of customers than anticipated have rolled into delinquency and a lower percentage of delinquent customers have made payments. Management indicated that, consistent with what other credit card issuers are anticipating, the Company now believes that these higher delinquency rates, and therefore charge-off trends, will continue for some time before they improve.

•	The Company indicated that if current entry rates and collections rates for delinquent customers continue for the rest of this year, or get modestly worse, it expects 2007 earnings per share from continuing operations to be between $1.90 and $2.00 per combined diluted share. This is lower than the Company’s previous guidance range of $2.10 and $2.17 per combined diluted share. Management further noted that if there were more than modest worsening in delinquency entry rates and/or collections rates, then earnings per share would be less.

•	The Company indicated that, based on current collection rates and recovery expectations, the managed net charge-off rate is expected to be about 3.75% for the 2007 fiscal year, as compared to its most recent estimate of 3.6% to 3.7% for the year. Based on the same assumptions, the owned net charge-off rate is expected to be about 3.4% for the 2007 fiscal year, as compared to the Company’s most recent estimate of 3.25% to 3.35% for the year.

•	The Company confirmed that it is on track with its previously announced guidance for receivable and transaction volume growth for 2007.

•	The Company expects to acquire approximately 330,000 new customers in fiscal year 2007. The Company indicated that its marketing campaigns continue to do well and that management is pleased with the results of its marketing investments.

•	The Company noted that it has not factored anything into its 2007 earnings guidance range related to the Visa/American Express litigation settlement since it is still being evaluated. The Company discussed this litigation settlement and its potential impact on the Company’s financial results in a Current Report on Form 8-K filed with the SEC on November 16, 2007.
With respect to expectations for 2008, the Company stated that it would not be providing guidance for earnings or other 2008 financial measures at this time. Management commented that it believes it is prudent not to give guidance for 2008 at this time given the degree of volatility and uncertainty in the current economic environment. Management stated that the Company expects to be profitable and to continue to pay its quarterly dividend at its present level.
Following the Company’s prepared remarks, there was a question and answer session with institutional investors and analysts. Management responded to questions about various items, including the following:
•	With respect to credit trends in the current portfolio, management indicated that the deteriorating credit trends were not limited to any specific segments of the portfolio and that the trends are being experienced throughout the portfolio.

•	There were questions about various aspects of the Company’s business, plans and expectations, including, among others, questions about plans for managing growth, marketing campaigns, expectations for credit quality and the possibility of authorizing a stock buyback. The Company reiterated that it would not give guidance for 2008 and, consistent with that, management declined to speculate or offer predictions in any of these areas. However, management indicated that it plans to continue to monitor all aspects of the business, including these areas, and to evaluate opportunities and make prudent decisions that are focused on the long-term health of the business.
This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) factors affecting our net interest income on owned and securitized receivables, including fluctuations in the volume of receivables and the range and timing of pricing offers to customers; (2) competitive pressures, including product development and pricing, among financial institutions; (3) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions, including the impact of the recent disruption in the capital markets, the deterioration of the U.S. economy and potential for further deterioration and disruption, that affect the level of new account originations, customer spending, delinquencies, charge-offs, and other results of operations; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of customers after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of our receivables; (8) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, and examinations; (9) effect of, and changes in, tax laws, rates, regulations and policies; (10) effect of legal and regulatory developments, including changes in bankruptcy laws and regulations and the ultimate resolution of industry-related judicial proceedings relating to the legality of certain interchange rates; (11) relationships with customers, significant vendors and business partners; (12) difficulties or delays in the development, acquisition, production, testing and marketing of products or services, including the ability and cost to obtain intellectual property rights or a failure to implement new products or services when anticipated; (13) the amount and cost of financing available to us; (14) the ratings on the debt of Advanta Corp. and its subsidiaries; (15) the effects of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (16) the impact of litigation, including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments, as well as the impact of indemnification or other obligations for losses associated with the Company’s status as a member of Visa Inc.; (17) the proper design and operation of our disclosure controls and procedures; and (18) the ability to attract and retain key personnel. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
In addition to GAAP information, this Current Report on Form 8-K contains managed receivable data and other non-GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors are contained in the exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Reconciliation of Forward-Looking Managed Data

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)
Date: November 29, 2007
	By:	/s/ Elizabeth Mai
Elizabeth H. Mai
Senior Vice President, Chief
Administrative Officer,
Secretary and General Counsel

EXHIBIT INDEX

99.1	Reconciliation of Forward-Looking Managed Data